SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement.
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[X]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to sec. 240.14a-12.

Western Asset High Income Opportunity Fund Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment Of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Important Notice For All Shareholders Of:

WESTERN ASSET MANAGED HIGH INCOME FUND INC. (“MHY”)

WESTERN ASSET HIGH INCOME OPPORTUNITY FUND INC. (“HIO”)

YOUR VOTE MATTERS! PLEASE VOTE NOW!

Your vote is urgently needed to approve the merger of MHY with and into HIO.

The Board believes the Merger may benefit all shareholders as a result of:

-	Economies of scale;
-	Enhanced market trading liquidity;
-	Additional opportunities for diversification.

The original special joint shareholders’ meeting held on June 30th was adjourned until August 12, 2016 at 10:00 AM Eastern Daylight Time because there were insufficient votes present. The meeting will take place at the offices of Legg Mason, 620 Eighth Avenue, 49th Floor, New York, NY.

Every vote matters, no matter the size of your holdings.

We urge you to vote “FOR” the proposals by using one of the following options:

1. Vote Online—log onto the website listed on the enclosed voting instruction form;

2. Vote by Touch-Tone Phone—call the toll free number on the voting instruction form; or

3. Vote By Mail—complete and return your voting instruction form in the postage paid envelope provided.

Remember, your vote is very important and counts. Please exercise your shareholder rights and vote today.

If you have any questions about the proposals, please call Georgeson LLC, each fund’s proxy solicitor, toll free at 1-800-891-3214.

If you have already voted, please disregard this notice.

Sincerely,

Jane E. Trust

President and Chief Executive Officer

Western Asset Managed High Income Fund Inc.

Western Asset High Income Opportunity Fund Inc.